EXHIBIT 3.3

CERTIFICATE OF OWNERSHIP AND MERGER

OF

PROGRESSIVE CARE INC.
(a Delaware corporation)

INTO

PROGRESSIVE TRAINING, INC.
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST:                      Progressive Training, Inc. (the “Corporation”) is a business corporation of the State of Delaware.  The Certificate of Incorporation was filed with the Secretary of State on October 31, 2006.

SECOND:                 The Corporation is the owner of all of the outstanding shares of the stock of Progressive Care Inc., which is also a business corporation of the State of Delaware.

THIRD:                     On November 23, 2010, the Board of Directors of the Corporation adopted the following resolutions to merge Progressive Care Inc. into the Corporation:

RESOLVED that Progressive Care Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Progressive Care Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Progressive Care Inc. in its name; and it is further

RESOLVED that this Corporation shall assume all of the obligations of Progressive Care Inc.; and it is further

RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of Progressive Care Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of Progressive Care Inc. into this Corporation (the “Merger”), the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and it is further

RESOLVED, that this Corporation shall change its name to Progressive Care Inc. upon the effectiveness of the Merger; and it is further

RESOLVED, that the merger of Progressive Care Inc. into this Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and it is further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

Dated: November 23, 2010

PROGRESSIVE TRAINING, INC.

By:	/s/ Avraham A. Friedman
Avraham A. Friedman
Chief Executive Officer